April 28, 2014

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

Bank of America Announces Adjustment to Estimated Regulatory Capital Ratios

No Impact to Previously Announced Financial Statements

Company Will Suspend Previously Announced Capital Actions and Resubmit 2014 Capital Plan; Proposed Revised Capital Actions Expected to be Less Than Previously Announced

CHARLOTTE - Bank of America Corporation today announced a downward revision to the company’s previously disclosed regulatory capital amounts and ratios due to an incorrect adjustment related to the treatment of certain structured notes assumed in the Merrill Lynch & Co., Inc. acquisition in 2009. The reduction in the regulatory capital amounts and ratios has no impact on the company’s historical consolidated financial statements or shareholders’ equity, which were properly stated in accordance with accounting principles generally accepted in the United States of America (GAAP).

On April 16, the company issued a press release announcing preliminary financial results for the quarter ended March 31, 2014. As part of such release, the company included estimated preliminary Basel 3 capital amounts and ratios as well as Basel 1 capital amounts and ratios for 2013. Subsequent to the press release, the company discovered an incorrect adjustment being applied in the determination of regulatory capital related to the application of the fair value option to certain legacy Merrill Lynch structured notes resulting in an overstatement of its regulatory capital amounts and ratios. The company correctly adjusted for the cumulative unrealized change on structured notes accounted for under the fair value option, but it incorrectly adjusted for cumulative realized losses on Merrill Lynch issued structured notes that had matured or were redeemed by the company subsequent to the date of the Merrill Lynch acquisition.

As a result, the company is making the following adjustments to the previously announced estimated preliminary capital ratios for the first quarter ended March 31, 2014: the estimated Basel 3 Standardized transition common equity tier 1 capital ratio was revised to 11.8 percent, down 5 basis points; the estimated tier 1 capital ratio was revised to 11.9 percent, down 21 basis points; the estimated total capital ratio was revised to 14.8 percent, down 21 basis points; and the estimated tier 1 leverage ratio was revised to 7.4 percent, down 12 basis points.

Although not required by GAAP, the company has in prior periods, including the first quarter of 2014, disclosed estimates for its Basel 3 fully phased-in common equity tier 1 ratios in quarterly earnings releases. On a fully phased-in basis, Bank of America estimates that for the first quarter ended March 31, 2014, the common equity tier 1 capital ratio under the Basel 3 Standardized approach decreased 27 basis points to 9.0 percent from the previously reported estimated ratio, and the estimate for the common equity tier 1 capital ratio under the Basel 3 Advanced approaches decreased 29 basis points to 9.6 percent from the previously reported estimated ratio. These ratios exceed the company’s estimated 2019 minimum common equity tier 1 ratio requirement, including buffers, of 8.5 percent.1

A schedule of the revised regulatory capital amounts and ratios for the quarter ended March 31, 2014 and certain prior periods is included in a Form 8-K filed today with the Securities and Exchange Commission.

Resubmission of Data Templates and Requested Capital Actions in 2014 Capital Plan

Bank of America promptly notified the Federal Reserve Board (FRB) of the revisions and has been in close communication with the FRB regarding the effects of the revisions. The FRB has directed the company to resubmit its data templates and requested capital actions contained in the 2014 Comprehensive Capital Analysis and Review (CCAR). As part of this process, Bank of America will engage a third party to review processes and the materials prior to resubmission.

At the FRB’s request, the company is suspending its previously announced 2014 capital actions, including the $4.0 billion common stock repurchase authorization and the planned increase in the quarterly common stock dividend from $0.01 per common share to $0.05 per share. Subject to completion of the third-party review and approval from the Bank of America Board of Directors, the company will expeditiously resubmit its data templates and requested capital actions in the 2014 CCAR plan for FRB approval. The company expects the requested capital actions to be contained in the revised CCAR submission will be less than the company’s previously announced 2014 capital actions.

1 The estimated fully phased-in 8.5 percent common equity tier 1 capital ratio minimum includes the 2.5 percent capital conservation buffer, zero percent countercyclical buffer and an estimated 1.5 percent SIFI buffer (based on the Financial Stability Board’s “Update of group of global systemically important banks (G-SIBs)” issued on November 11, 2013).

Bank of America

Bank of America is one of the world's largest financial institutions, serving individual consumers, small businesses, middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 49 million consumer and small business relationships with approximately 5,100 retail banking offices and approximately 16,200 ATMs and award-winning online banking with 30 million active users and more than 15 million mobile users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

Forward-looking Statements

Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2013 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the potential negative impacts of the Company’s adjustment to its regulatory capital ratios, including, without limitation, that there can be no assurance as to the timing of completion of the third-party review or the FRB's review of the resubmitted CCAR, or as to the revised capital actions that will be approved by the FRB, if any; the Company’s ability to resolve representations and warranties repurchase claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more counterparties, including monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained; the possibility that the court decision with respect to the BNY Mellon Settlement is overturned on appeal in whole or in part; potential claims, damages, penalties and fines resulting from pending or future litigation and regulatory proceedings, including proceedings instituted by the U.S. Department of Justice, state Attorneys General and other members of the RMBS Working Group of the Financial Fraud Enforcement Task Force concerning mortgage-related matters; the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; the possibility that future claims, damages, penalties and fines may occur in excess of the Company’s recorded liability and estimated range of possible losses for litigation exposures; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; uncertainties related to the timing and pace of Federal Reserve tapering of quantitative easing, and the impact on global interest rates, currency exchange rates, and economic conditions in a number of countries; the possibility of future inquiries or investigations regarding pending or completed foreclosure activities; the possibility that unexpected foreclosure delays could impact the rate of decline of default-related servicing costs; uncertainty regarding timing and the potential impact of regulatory capital and liquidity requirements (including Basel 3); the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company’s businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company’s actions to mitigate such impacts; the potential impact of implementing and conforming to the Volcker Rule; the potential impact of future derivative regulations; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; reputational damage that may result from negative publicity, fines and penalties from regulatory violations and judicial proceedings; the Company’s ability to fully realize the cost savings and other anticipated benefits from Project New BAC, including in accordance with currently anticipated timeframes; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties with which we do business, including as a result of cyber attacks; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; and other similar matters.

Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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